UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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CERES, INC.

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CERES, INC.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2014

To Our Stockholders:

An Annual Meeting of Stockholders of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held on March 7, 2014 at 11:00 a.m., Pacific Standard Time, at the W Hotel, 6250 Hollywood Boulevard, Los Angeles, CA 90028, for the following purposes:

1.	To elect two Class II directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2017 or until his successor is elected and has been qualified or his earlier resignation or removal;
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000;
3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’ independent auditor for the fiscal year ending August 31, 2014; and
4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of the Company’s common stock as reflected on the stock transfer books of the Company at the close of business on January 21, 2014, will be entitled to notice of and to vote their shares at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about February [11], 2014.

By Order of the Board of Directors,

Richard Hamilton
President and CEO
February [11], 2014

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

PROXY STATEMENT

The Board of Directors of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”) is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Annual Meeting of Stockholders to be held on March 7, 2014 at 11:00 a.m. Pacific Standard Time, at the W Hotel, 6250 Hollywood Boulevard, Los Angeles, CA 90028, and any adjournments thereof (the “Meeting”). This proxy statement and form of proxy are being sent to our stockholders on or about February 11, 2014.

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

Holders of the Company’s common stock, par value $0.01 per share, or the Common Stock, at the close of business on January 21, 2014 are entitled to receive notice of and to vote their shares at the Meeting. As of January 21, 2014, there were [25,204,602] shares of Common Stock outstanding. Unvested shares of restricted Common Stock granted under the Ceres, Inc. 2011 Equity Incentive Plan are entitled to vote at the Meeting and are included in the above number of outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as follows:

•	“FOR” the election of each of the nominees for director listed in Proposal 1;
•	“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000; and
•	“FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’ independent auditor for the fiscal year ending August 31, 2014.

None of the proposals require the approval of any other proposal to become effective.

There are no other matters that the Board of Directors intends to present, or has reason to believe others will present, for action at the Meeting. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the Meeting by:

•	prior to the Meeting, providing written notice of revocation to the corporate secretary of the Company bearing a date later than the date of the proxy and stating that the proxy is revoked;
•	prior to the Meeting, submitting a new proxy relating to the same shares of Common Stock bearing a later date; or
•	attending the Meeting and voting in person.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a bank, broker or other holder of record, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact your bank, broker or other holder of record to find out how to do so.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose.

Votes Needed

All votes will be tabulated by the Inspector of Election appointed for the Meeting. Brokers or other nominees who hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers are not allowed to exercise their voting discretion with respect to matters which are considered “non-routine”. These non-voted shares are sometimes referred to as “broker non-votes”. Only Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm) is considered a routine matter. Proposal 1 (Election of Directors) and Proposal 2 (Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Decrease the Number of Shares of Authorized Common Stock) are considered non-routine matters and, without your instruction, your broker cannot vote your shares. Stockholder approval of each proposal requires the following votes:

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Meeting with respect to such election. Accordingly, the two nominees receiving the greatest number of votes will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Decrease the Number of Shares of Authorized Common Stock).  The affirmative vote of the holders of a majority of our capital stock entitled to vote generally in the election of directors is required to approve the amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 2. Accordingly, an abstention with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers generally do not have discretionary authority to vote on the approval of an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2.

Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of the voting power of the shares present or represented at the Meeting and entitled to vote on the matter is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’s independent auditor for the fiscal year ending August 31, 2014. Abstentions with respect to Proposal 3 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 3. Accordingly, an abstention with respect to Proposal 3 will have the same effect as a vote “AGAINST” Proposal 3. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, broker non-votes are not expected to result from the vote on Proposal 3.

Dissenter’s Right of Appraisal

Holders of the Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call us at the following address or phone number: 1535 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, Attention: General Counsel, phone: 805-376-6500. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other holder of record, or you may contact us at the above address and phone number.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

FORWARD LOOKING STATEMENTS

Certain statements that we make from time to time, including statements contained in this proxy statement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts contained in this proxy statement, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “could”, “intend”, “target”, “project”, “contemplate”, “believe”, “estimate”, “potential”, “continue” or other similar words.

We based these forward-looking statements largely on our current expectations and projections about future events or trends that we believe may affect our business and financial performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. We have described in our other filings with the Securities and Exchange Commission, or the SEC, the material risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify, you should not rely on these forward-looking statements as guarantees of future results, performance or achievements.

The forward-looking statements in this proxy statement represent our views as of the date of this proxy statement. We undertake no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.

MATTERS FOR APPROVAL AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors currently consists of twelve members. Our amended and restated certificate of incorporation and our amended and restated bylaws permit our Board of Directors to establish by resolution the authorized number of directors.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified Board of Directors consisting of three classes, with staggered three-year terms as follows:

•	Class I directors, whose initial term expires at the annual meeting of stockholders to be held in 2016;
•	Class II directors, whose initial term will expire at the Meeting; and
•	Class III directors, whose initial term will expire at the annual meeting of stockholders to be held in 2015.

At each annual meeting of stockholders, upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders held in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

The Class I directors currently consist of Raymond Debbane, Robert Goldberg, Ph.D., Thomas Kiley and Steven Koonin, Ph.D.; the Class II directors currently consist of Pascal Brandys, Richard Flavell, Ph.D., Richard Hamilton, Ph.D. and Edmund Olivier; and the Class III directors currently consist of Daniel Glat, Walter De Logi, Ph.D., David Krieger and Cheryl Morley. In December 2013, Mr. Brandys and Mr. Olivier advised us that they have chosen not to stand for reelection at the Meeting.

The classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.

Board Nominees

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Dr. Flavell and Dr. Hamilton for re-election as directors to the Board of Directors. If elected, each director nominee would serve a three-year term expiring at our 2017 Annual Meeting or until his successor is elected and has been qualified or his earlier resignation or removal. Biographical information for each of the nominees is furnished below under “Director Biographical Information.” For information regarding the compensation of non-employee directors, see “Director Compensation” below.

The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

The following table sets forth information as of January 21, 2014 regarding each nominee and each person whose term of office as a director will continue after the Meeting.

Name	Age	Position
Board of Directors:
Walter De Logi, Ph.D.(2)(3)	63	Chairman of the Board
Pascal Brandys(1)	55	Director
Raymond Debbane(3)	58	Director
Richard Flavell, Ph.D.	70	Director
Daniel Glat	57	Director
Robert Goldberg, Ph.D.	69	Director
Richard Hamilton, Ph.D.	51	Director, President and Chief Executive Officer
Thomas Kiley(1)(3)	70	Director
Steven Koonin, Ph.D.	62	Director
Cheryl Morley(1)(2)	59	Director
David B. Krieger(3)	40	Director
Edmund Olivier(2)	76	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Walter De Logi, Ph.D., Chairman of the Board

Dr. De Logi is one of the founders of Ceres and served as our President and Chief Executive Officer from the founding of the Company in 1996 until September 2002. Dr. De Logi has served on our Board of Directors since our inception and as Chairman of the Board from 2002 to present. From 1986 to 1996, he was the Chief Executive Officer of Plant Genetic Systems, an eminent first-generation plant biotechnology company that was sold to Hoechst Schering AgrEvo GmbH, now part of Bayer AG, in 1996. He holds an M.B.A. from Harvard University and a Ph.D. from the California Institute of Technology. Dr. De Logi was originally nominated to serve on our Board of Directors pursuant to the terms of a voting agreement. Dr. De Logi brings extensive experience in the plant biotechnology business to our Board of Directors.

Pascal Brandys, Director

Mr. Brandys has served on our Board of Directors since December 1997. Mr. Brandys is the President and managing member of Biobank Technology Ventures, LLC, an early-stage life sciences investment company which he co-founded in 2001. He was previously a co-founder of the genomics company, Genset S.A., and also served as its Chairman and Chief Executive Officer from 1989 to 2000. Mr. Brandys is currently a director of several private companies and previously served as a director of Ilog S.A. and Innogenetics N.V. He holds an M.S. in Economic Systems from Stanford University and is a graduate of the Ecole Polytechnique of Paris. Mr. Brandys brings extensive business experience in the genomics field and experience as an executive and an investment professional to our Board of Directors.

Raymond Debbane, Director

Mr. Debbane has served on our Board of Directors since March 1998. Mr. Debbane has served as President and Chief Executive Officer of The Invus Group, LLC, a New York based multi-billion dollar investment firm which is the exclusive investment advisor of Artal Luxembourg S.A., a shareholder of Ceres, since 1985. Prior to forming The Invus Group in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France from 1979 to 1985. He is currently a director of Artal Group S.A. and Lexicon Pharmaceuticals, Inc., as well as a number of private companies in which Artal or Invus, L.P. is an investor. Mr. Debbane is also the Chairman of the board of directors of Weight Watchers International. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane was originally nominated to serve on our Board of Directors by

Artal Luxembourg S.A. pursuant to the terms of a voting agreement. Mr. Debbane brings extensive business and finance experience to our Board of Directors, as well as experience as a director of a number of companies.

Richard Flavell, Ph.D., FRS, CBE, Director

Dr. Flavell has served on our Board of Directors since June 2009. Dr. Flavell joined Ceres in 1998 and served as Chief Scientific Officer from 1998 until October 2012, when he became our Chief Scientific Advisor on a consultancy basis. Since 2001, Dr. Flavell has been an Adjunct Professor in the Department of Molecular, Cellular and Developmental Biology at the University of California, Los Angeles. From 1987 to 1998, Dr. Flavell was the Director of the John Innes Centre in Norwich, England, a premier plant and microbial research institute. He has published over 200 scientific articles, lectured widely and contributed significantly to the development of modern biotechnology in agriculture. Dr. Flavell is an expert in cereal plant genomics, having produced the first molecular maps of plant chromosomes to reveal the constituent sequences. In 1999, Dr. Flavell was named a Commander of the British Empire for his contributions to plant and microbial sciences. Dr. Flavell received his Ph.D. from the University of East Anglia and has been a Fellow of European Molecular Biology Organization since 1990 and of The Royal Society of London since 1998. Dr. Flavell brings extensive experience and knowledge of plant biotechnology to our Board of Directors.

Daniel Glat, Director

Mr. Glat has served on our Board of Directors since June 2013. He has been a principal of Glat & Associates, an agribusiness consultancy firm in Brazil, since June 2011. He previously spent 25 years working for Pioneer Hi-Bred International, Inc., a Dupont business, including 21 years in Brazil. From August 2007 to June 2011, he served as the director for international operations, where he was responsible for Pioneer’s activities in Latin America, Africa and Asia. During this time he also served on the board of directors of Pioneer Hi-Bred International, Inc. From January 1998 to August 2007, Mr. Glat was president of Pioneer’s Brazilian subsidiary, Pioneer Sementes Ltda., having previously held various sales, marketing and business leadership roles at the subsidiary. Mr. Glat owns a farming operation in the Brazilian state of Tocatins. He received his B.S. and M.S. in Agronomy and Plant Genetics from the University of Arizona. Mr. Glat brings considerable international experience in agribusiness to our Board of Directors.

Robert Goldberg, Ph.D., Director

Dr. Goldberg is a Distinguished Professor of Molecular, Cell and Developmental Biology at the University of California, Los Angeles and a founder of Ceres. He has been a Professor at the University of California, Los Angeles since 1976, teaching genetic engineering and studying the genes that are required for seed formation. Dr. Goldberg is a member of the National Academy of Sciences and has consulted extensively in the agriculture and biotechnology industries. Dr. Goldberg has served as a director of Ceres since 1996. Dr. Goldberg received his Bachelor’s Degree in botany from Ohio University, his Ph.D. in plant genetics from the University of Arizona, and was a Postdoctoral Fellow in developmental biology at the California Institute of Technology. Dr. Goldberg brings extensive experience in the agriculture and biotechnology industries to our Board of Directors.

Richard Hamilton, Ph.D., President, Chief Executive Officer and Director

Dr. Hamilton joined Ceres in 1998. He served as our Chief Financial Officer until September 2002, at which time he was appointed President and Chief Executive Officer. He has served on our Board of Directors since 2002. In addition to his leadership role at Ceres, Dr. Hamilton sits on the Keck Graduate Institute Advisory Council and he was a founding member of the Council for Sustainable Biomass Production. He has served on the U.S. Department of Energy’s Biomass Research and Development Technical Advisory Committee and has been active in the Biotechnology Industry Organization where he has served as Vice Chairman of the organization, chaired its Food and Agriculture Governing Board and served in other leadership roles. From 1992 to 1997, Dr. Hamilton was a principal at Oxford Bioscience Partners, one of the leading investors in the genomics field and a founder of Ceres. From 1990 to 1991, he was a Howard Hughes Medical Institute Research Fellow at Harvard Medical School. Dr. Hamilton holds a Ph.D. in molecular biology from Vanderbilt University. Dr. Hamilton brings extensive management experience and biotechnology and renewable energy industry expertise to our Board of Directors.

Thomas Kiley, Director

Mr. Kiley has served as a director of Ceres since May 2003. He became the first general counsel of Genentech in February 1980 and later served as its vice president for corporate development until 1988. Previously, Mr. Kiley practiced intellectual property litigation as a partner of Lyon & Lyon from June 1969 until January 1980. Mr. Kiley has served as a director of Transcept Pharmaceuticals, Inc., a publicly traded pharmaceutical company since February 2004. He also serves as a director of several privately-held development stage companies. From July 1996 to May 2013, Mr. Kiley served as a director of Geron, Inc., a publicly traded biopharmaceutical company. He received his B.S. in chemical engineering from The Pennsylvania State University and his J.D. from The George Washington University School of Law. He is a member of the State Bar of California. Mr. Kiley brings extensive experience as an intellectual property attorney and director of other public companies to our Board of Directors.

Steven Koonin, Ph.D, Director.

Dr. Koonin has served on our Board of Directors since August 2012. He has been the director of the Center for Urban Science and Progress since its creation by New York University in April 2012. Prior to his current role, Dr. Koonin served as Undersecretary for Science at the U.S. Department of Energy from May 2009, following his confirmation by the U.S. Senate, until November 2011. Prior to joining the government, Dr. Koonin spent five years, from March 2004 to May 2009, as Chief Scientist for BP, p.l.c. From September 1975 to July 2006, Dr. Koonin was a professor of theoretical physics at Caltech and was the institute’s Provost from February 1995 to January 2004. His memberships include the U.S. National Academy of Sciences, the American Academy of Arts and Sciences and the Council on Foreign Relations. He has been a member of the JASON advisory group from July 1988 to May 2009, and from November 2011 to present, and served as the group’s chair from 1998 to 2004. He also has served as an independent governor of the Los Alamos and Lawrence Livermore National Security LLCs since July 2012. Dr. Koonin holds a B.S. in Physics from Caltech and a Ph.D. in Theoretical Physics from MIT and has been an adjunct staff member at the Institute for Defense Analyses since 1999. Dr. Koonin brings extensive experience in science, energy and government to our Board of Directors.

David Krieger, Director

Mr. Krieger has served as a director of Ceres since February 2011. Mr. Krieger has been a managing director at Warburg Pincus LLC since 2006, which through its affiliates is a shareholder of Ceres, and has been with Warburg Pincus since 2000. Prior to joining Warburg Pincus, he worked at McKinsey & Company in Atlanta and Europe from September 1995 to May 1998. He is currently a board member of Black Swan Energy Ltd., Canbriam Energy Inc., Endurance Energy Ltd., Kosmos Energy Ltd., MEG Energy Corp., Osum Oil Sands Corp., Velvet Energy Ltd. and West Valley Energy Corp. He received a B.S. in Economics from the Wharton School of the University of Pennsylvania, an M.S. from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. Mr. Krieger was originally nominated to serve on our Board of Directors by Warburg Pincus pursuant to the terms of a voting agreement and brings extensive experience in business and finance and the energy industry to our Board of Directors.

Cheryl Morley, Director

Ms. Morley has served on our Board of Directors since August 2011. She was Senior Vice President of Corporate Strategy with Monsanto Company from 2003 to 2009, president of the Animal Agricultural Group from 1997 to 2003 and held a number of other leadership positions at Monsanto and its subsidiaries from 1983 to 1997. She also led the marketing and business development efforts for Monsanto’s NutraSweet product. Ms. Morley has served as a board member of Fleming Pharmaceuticals since March 2010 and the Missouri Botanical Gardens since June 2006. Ms. Morley has served as a board member and finance committee member for Mercy Health System since June 2012. From March 2009 to October 2010, she served as a board member for Mercy Health Plans. Ms. Morley was chairman of the board and a member of the audit and compensation committees of the Nidus Center for Scientific Enterprise from September 2003 to October 2010. She was presiding director, chairman of the nominating and governance committee and a member of the audit committee for Indevus Pharmaceuticals from June 2002 to March 2009. She holds a B.S. degree from the University of Arizona and is a Certified Public Accountant. Ms. Morley brings extensive experience in finance, service on numerous boards and an understanding of the seed business to our Board of Directors.

Edmund Olivier, Director

Mr. Olivier has served on our Board of Directors since our inception in 1996. Mr. Olivier is a founding general partner of Oxford Bioscience Partners, one of the founders of Ceres. Mr. Olivier has been with Oxford Bioscience Partners since 1995. He has overseen investments in numerous life science companies in the United States, Europe, India and Japan. He has also served on the board of directors of a number of Oxford Bioscience’s portfolio companies. Mr. Olivier received an M.B.A. from Harvard Business School and a B.S. in Chemical Engineering from Rice University. He is a Life Fellow and member of the International Council of the Salk Institute and a Regent of Harris Manchester College, Oxford University. Mr. Olivier was originally nominated to serve on our Board of Directors by entities affiliated with Oxford Bioscience Partners pursuant to the terms of a voting agreement and brings extensive experience in business and finance, as well as an understanding of the life sciences industry, to our Board of Directors.

Director Compensation

The following table sets forth information concerning the compensation of our directors during the year ended August 31, 2013:

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)	All other compensation ($)		Total ($)
Walter De Logi, Ph.D.	71,000	13,694	—		84,694
Pascal Brandys	37,500	13,694	—		51,194
Raymond Debbane	33,500	13,694	—		47,194
Richard Flavell, Ph.D.	30,000	25,701	45,000	(3)	100,701
Daniel Glat	6,000	27,892	—		33,892
Robert Goldberg, Ph.D.	30,000	25,701	—		55,701
Thomas Kiley	43,500	13,694	—		57,194
Steven Koonin, Ph.D.	30,000	13,694	—		43,694
Cheryl Morley	52,500	13,694	—		66,194
David Krieger	33,500	13,694	—		47,194
Edmund Olivier	45,000	13,694	—		58,694
Douglas Suttles(4)	25,847	13,694	—		39,541

(1)	Dr. Hamilton, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and does not receive additional compensation for his service as a director. All of the compensation paid to Dr. Hamilton for the services he provides to us is reflected in the Summary Compensation Table.
(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during fiscal 2013, computed in accordance with ASC Topic 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-based Compensation” section of our Annual Report on Form 10-K for the year ended August 31, 2013 filed with the SEC. These amounts do not correspond to the actual value that may be recognized by the non-employee directors.
(3)	Represents payments for consulting services performed under Dr. Flavell’s exclusive consultancy agreement described under “Narrative to director compensation table” below. Does not include amounts earned in fiscal 2013 for service as our Chief Scientific Officer through Dr. Flavell’s retirement from such position on October 11, 2012.
(4)	Mr. Suttles resigned from the Board of Directors in June 2012.

Narrative to director compensation table.

Based on the recommendation of our Compensation Committee, our Board of Directors has adopted a compensation policy that is applicable to all of our non-employee directors. Under our Amended and Restated Non-employee Director Compensation Program, each non-employee director will receive an annual cash retainer, payable on a quarterly basis, and an annual stock option grant. In addition, upon initial appointment to the Board of Directors, each non-employee director will receive an initial stock option grant. Committee members and committee chairpersons will receive additional committee retainers, and if we elect a lead/non-executive chairman of the Board of Directors, he or she will also receive an additional lead director retainer. The retainer and stock option amounts that we provide are as follows:

•	an annual retainer of $30,000, payable on a quarterly basis;
•	an initial stock option grant to purchase 11,666 shares, to vest annually over three years;
•	an annual stock option grant to purchase 5,833 shares, to vest 100% on February 1 of the year following the date of grant;
•	an annual retainer for committee members as follows: $7,500 for members of the audit and compensation committees, and $3,500 for members of the nominating and governance committee;
•	an annual retainer for committee chairs as follows: $15,000 for the chairs of the audit and compensation committees, and $6,000 for the chair of the nominating and governance committee;
•	an additional annual retainer of $30,000 for any non-employee director appointed as lead/non-executive chairman of the Board of Directors; and
•	reimbursement for reasonable out-of-pocket business expenses.

In connection with his retirement from the position of Chief Scientific Officer in October 2012, we entered into an exclusive consultancy agreement with Dr. Flavell. Pursuant to the consultancy agreement, Dr. Flavell will earn $2,000 per day for 20 to 25 days of service per year, and he agrees not to provide services to any other party in the field of commercial, for profit bioenergy crop activities. The consultancy agreement had an initial term of one year, effective October 11, 2012, and automatically renews for an undetermined amount of time, subject to termination by either party by giving six months’ notice. In June 2013, Dr. Flavell was granted an option to purchase 5,000 shares of our common stock under the Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan, or the 2011 Plan, in connection with his consulting services.

In June 2013, we entered into a consulting agreement with Dr. Goldberg pursuant to which we reimburse him for reasonable out-of-pocket business expenses incurred in the performance of his consulting duties up to $25,000 per year. In addition, Dr. Goldberg was granted an option to purchase 5,000 shares of our common stock under the 2011 Plan.

Board Leadership Structure

We do not have a formal policy on whether the same person should serve as the Chairman of the Board and the Chief Executive Officer because we believe our Board of Directors should be able to freely select its leadership structure based on criteria that it deems to be in the best interests of the Company and its stockholders. Currently, the roles of the Chairman and Chief Executive Officer are separated. The Board of Directors believes that having a non-employee director serve as its Chairman is appropriate at this time because it strengthens the Board of Director’s independence and enables the Chief Executive Officer to focus on the management of our business.

Risk Oversight

The Board of Directors is responsible for general oversight of company risk and risk management, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board of Directors administers this risk management oversight function, our Audit Committee supports our Board of Directors in discharging its oversight duties and addressing risks. Our Compensation Committee oversees management of risks relating to our compensation plans and programs. Our Board of Directors expects company management to consider risk and risk management in its business decisions, to develop and monitor risk management strategies and processes for day-to-day activities and to implement risk management strategies adopted by the committees and the Board of Directors.

Director Independence

Our common stock is listed on the Nasdaq Stock Market. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. De Logi, Brandys, Debbane, Glat, Goldberg, Kiley, Koonin, Krieger and Olivier and Ms. Morley, representing ten of our twelve directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market.

Our Board of Directors also determined that Messrs. Brandys and Kiley and Ms. Morley, who comprise our Audit Committee, Messrs. De Logi and Olivier and Ms. Morley, who comprise our Compensation Committee, and Messrs. De Logi, Debbane, Kiley and Krieger, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The Nasdaq Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.

Board Meetings

Our Board of Directors held seven meetings during fiscal year 2013. Each incumbent director attended at least 75% of the meetings of the Board of Directors and the committees on which such director served in fiscal year 2013. The Board of Directors regularly meets in executive session without management or other employees present. Our Board of Directors encourages all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Six directors attended our 2013 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has the composition and responsibilities described below.

Audit Committee

Our Audit Committee is comprised of Messrs. Brandys and Kiley and Ms. Morley, who is the chair of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee possesses financial sophistication as defined under the rules of the Nasdaq Global Market. Ms. Morley is our “Audit Committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Being an “Audit Committee financial expert” does not impose on Ms. Morley any duties, obligations or liabilities that are greater than are generally imposed on her as a member of our Audit Committee and our Board of Directors. During fiscal year 2013, our Audit Committee met eight times. Mr. Brandy’s term as a director will end on the date of the Meeting. Our Nominating and Corporate Governance Committee is evaluating alternatives regarding membership on our Audit Committee. A decision with respect to the appointment of an additional member to our Audit Committee will be made prior to the end of Mr. Brandy’s term to ensure continued compliance with Nasdaq Stock Market and SEC rules governing the composition of audit committees. Our Board of Directors has adopted a charter for our Audit Committee, which provides, among other things, that our Audit Committee will:

•	oversee our accounting and financial reporting processes and audits of our financial statements;
•	be directly responsible for the appointment, retention, compensation and oversight of the work of the independent registered public accounting firm;
•	have the sole authority to preapprove any non-audit services to be provided by the independent registered public accounting firm;
•	actively engage in dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor; and
•	discuss the adequacy of the Company’s internal control over financial reporting with the independent registered public accounting firm and management and review and discuss any changes implemented by management to address control deficiencies or to make controls more effective.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended August 31, 2013. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Ceres, Inc.

Cheryl Morley (Chair), Pascal Brandys and Thomas Kiley

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Compensation Committee

Our Compensation Committee is comprised of Ms. Morley and Messrs. De Logi, Glat and Olivier, who is the chair of the Compensation Committee. In addition, Douglas Suttles was a member of our Compensation Committee from March 2013 through his resignation from our Board of Directors in June 2013. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. The purpose of our Compensation Committee is to set compensation policy, administer compensation plans and recommend compensation for executive officers to the Board of Directors. During fiscal year 2013, our Compensation Committee met 11 times. Mr. Olivier’s term as a director will end on the date of the Meeting. Our Nominating and Corporate Governance Committee is evaluating candidates to succeed Mr. Olivier as chair of the Compensation Committee. A decision with respect to the appointment of Mr. Olivier’s successor as Chair of the Compensation Committee will be made prior to the end of Mr. Olivier’s term. Our Board of Directors has adopted a charter for our Compensation Committee, under which our Compensation Committee will discharge the responsibilities of our Board of Directors relating to compensation of our executive officers, and will, among other things:

•	establish the Company’s general compensation philosophy;
•	review and recommend that our Board of Directors approve the compensation of our executive officers;
•	review and recommend that our Board of Directors approve the compensation of our directors;
•	review and approve, or recommend that the Board of Directors approve, payouts under annual bonus and other performance-based compensation programs;
•	review and recommend that our Board of Directors approve new or existing long-term or equity-based compensation plans or arrangements and administer those plans or arrangements;
•	assist in developing succession and continuity plans for the CEO and other executive officers;
•	review and consult with the Board of Directors on our compensation and benefit plans to determine whether they create risks that are reasonably likely to have a material adverse effect on the company; and
•	review, discuss with management, and approve the compensation, discussion and analysis when required in our public filings.

Compensation Committee Interlocks and Insider Participation

During fiscal 2013, our Compensation Committee consisted of Ms. Morley and Messrs. De Logi and Olivier, who is the chair of our Compensation Committee. In addition, Mr. Douglas Suttles served on our Compensation Committee between March 2013 and June 2013. None of them has at any time during the last fiscal year been one of our officers or employees, nor have any of our executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of an entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Messrs. De Logi, Debbane, Krieger and Kiley, who is the chair of the Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. During fiscal year 2013, our Nominating and Corporate Governance Committee met two times. Our Board of Directors has adopted a charter for our Nominating and Corporate Governance Committee, under which our Nominating and Corporate Governance Committee will, among other things:

•	identify and recommend director nominees;
•	recommend directors to serve on our various committees; and
•	implement our corporate governance guidelines.

Director Nomination Process

The Board of Directors has delegated to our Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for our Board of Directors in accordance with the policies and principles in its charter. The Nominating and Corporate Governance Committee, in recommending candidates for election to our Board of Directors, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. In performing these duties, the Nominating and Corporate Governance committee has authority, at our expense, to retain and terminate any search firm to be used to identify candidates for our Board of Directors and shall have authority to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee will also consider candidates for our Board of Directors recommended by stockholders. For a stockholder to submit for consideration any nominee for election to the Board of Directors at an annual meeting, the stockholder must provide timely notice to us, as set forth in our amended and restated bylaws. The notice must be delivered to, or mailed and received at, our principal executive offices within the time frames set forth in our amended and restated bylaws. Submissions must include, among other things, the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of our common stock and a description of all compensation and other material monetary agreements or arrangements during the past three years between the proposed nominee and the nominating person. Our amended and restated bylaws also specify additional requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to submit for consideration a nominee for election to our Board of Directors review a copy of our amended and restated bylaws, as amended and restated to date, which is available, without charge, upon request to our Secretary, at 1535 Rancho Conejo Blvd, Thousand Oaks, CA 91320. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not receive any recommendations for candidates for our Board of Directors from any stockholder for the Meeting.

The charters of our Audit, Compensation and Nominating and Corporate Governance Committees, and any amendments that may be adopted from time to time, are posted on our website at www.ceres.net.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws limit the liability of our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under certain circumstances and subject to certain limitations. Delaware law also permits a corporation to not hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	breach of their duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. We have obtained directors’ and officers’ liability insurance to cover certain liabilities described above. We have entered into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person must follow the procedures for determining entitlement to indemnification set out in the indemnity agreements. The indemnity agreements also set forth other procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers and directors of our company.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial conditions may be negatively affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Communication with our Directors

Stockholders who would like to communicate directly with our Board of Directors may do so at the following address: Ceres, Inc., Attention: General Counsel, 1535 Rancho Conejo Blvd, Thousand Oaks, CA 91320. Our General Counsel will initially receive and process communications before forwarding appropriate communications to our Board of Directors. For more information, please visit http://investor.ceres.net/contactboard.cfm.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

We are requesting that stockholders approve a proposed amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) to decrease our authorized shares of Common Stock from 490,000,000 shares to 240,000,000 shares. The Amendment will not affect the number of authorized shares of Preferred Stock. On September 10, 2013, the Compensation Committee recommended, and on September 11, 2013, the Board of Directors approved, the Amendment, subject to stockholder approval. The Amendment would amend and restate Article IV, Section 1 of the Amended and Restated Certificate of Incorporation to read as follows:

“Section 1. Authorized Stock.  The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000), of which (i) Two Hundred Forty Million (240,000,000) shares shall be designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be designated as preferred stock, par value $0.01 per share (the “Preferred Stock”).”

Purpose and Effect of the Amendment

The purpose of the proposed amendment is to minimize, to the extent possible, our future annual franchise taxes paid to the Secretary of State of Delaware. Franchise taxes in Delaware are determined in part based on the number of authorized shares in our Amended and Restated Certificate of Incorporation, and thus the Amendment is expected to result in a decrease in our future Delaware franchise taxes.

The decrease in authorized common stock will not have any effect on the rights of existing stockholders. However, the decrease in the number of authorized shares of Common Stock may impact certain of our anti-takeover strategies. For example, our Board of Directors’ ability to issue additional shares of Common Stock to dilute the ownership or voting rights of persons seeking to obtain control of the Company will be limited. We are not aware of any actual or contemplated takeover attempt. Should we determine in the future that it is advisable to issue shares of Common Stock in excess of the authorized shares available for issuance after this reduction, we would need to obtain stockholder approval to increase the number of authorized shares of Common Stock prior to any such issuances.

If the Amendment is approved by our stockholders, it will become effective upon a filing of, or at such later time as is specified in, a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote “FOR” the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2014, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the Meeting.

Neither our amended and restated bylaws nor other governing documents require stockholder ratification of the selection of our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’ independent auditor for the fiscal year ending August 31, 2014.

We expect representatives of KPMG LLP to be present at the Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table presents fees billed for professional audit services and other services rendered to us by KPMG LLP for the years ended August 31, 2013 and 2012 (in thousands).

	Year ended August 31,
	2013	2012
Audit Fees	$485	$1,178
Audit-related Fees	—	70
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$485	$1,248

In the above table, in accordance with applicable SEC rules:

•	The “Audit Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered for the audit of annual financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, services rendered in connection with our initial public offering and for services that are normally provided in connection with statutory or regulatory filings or engagements for those fiscal years.
•	The “Audit-Related Fees” category consists of fees billed for professional services rendered in connection with audit requirements relating to our government grants.
•	“Tax Fees” are fees in the relevant fiscal year for professional services for tax compliance, tax advice, and tax planning. We did not incur any fees related to tax services from KPMG LLP in the years ended August 31, 2013 or 2012.
•	“All Other Fees” are fees in the relevant fiscal year for any products and services not included in the first three categories. We did not incur any fees related to other fees from KPMG LLP in the years ended August 31, 2013 or 2012.

Audit Committee Pre-approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. Our Audit Committee pre-approval policy is set forth in the Audit Committee Charter available at http://investor.ceres.net.

All fees paid to, and all services provided by, KPMG LLP during the years ended August 31, 2013 and 2012 were pre-approved by the Audit Committee.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on January 21, 2014, the record date for determining our stockholders who are entitled to notice of and to vote at the Meeting, is [25,204,602].

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock, as of December 20, 2013, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Percentage ownership of our common stock in the table is based on 25,204,602 shares of our common stock outstanding on December 20, 2013. The number of shares beneficially owned by each person or group as of December 20, 2013 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 20, 2013, upon the exercise of options and warrants. References to options and warrants in the footnotes of the table below include only options and warrants outstanding as of December 20, 2013 that were exercisable on or within 60 days after December 20, 2013. For the purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after December 20, 2013 are included for that person or group but not the stock options or warrants of any other person or group.

Information in the table is derived from SEC filings made by such persons on Schedule 13D, Schedule 13G and/or under Section 16(a) of the Exchange Act and other information received by us. Except as otherwise set forth below, the address of the beneficial owner is c/o Ceres, Inc., 1535 Rancho Conejo Blvd., Thousand Oaks, CA 91320.

Name and Address of Beneficial Owner	Number (#)	Percentage (%)
5% Stockholders
Artal Luxembourg S.A.(1)	4,683,914	18.23%
Ambergate Trust(2)	3,265,232	12.73
Warburg Pincus Private Equity IX, L.P.(3)	2,922,345	11.39
Oxford Bioscience entities(4)	1,845,190	7.32
Gimv entities(5)	1,569,072	6.19
Oppenheimer Growth entities(6)	1,476,953	5.83
Wellington Management Company, LLP(7)	1,285,395	5.10

Name and Address of Beneficial Owner	Number (#)	Percentage (%)
Directors and Named Executive Officers
Walter De Logi(8)	544,994	2.16
Pascal Brandys(9)	100,232	*
Raymond Debbane(1)(10)	32,339	*
Richard Flavell(11)	233,015	*
Robert Goldberg(12)	225,942	*
Daniel Glat	—	*
Richard Hamilton(13)	942,763	3.64
Thomas Kiley(14)	93,203	*
David B. Krieger(3)(15)	2,934,011	11.43
Edmund Olivier(4)(16)	1,882,752	7.47
Cheryl Morley(17)	11,666	*
Paul Kuc(18)	258,031	1.02
Jefferson J. Gwyn(19)	140,729	*
All directors and executive officers as a group (17 persons)	7,823,623	28.67%

*	Less than 1%.
(1)	Includes 491,747 shares of common stock that may be acquired pursuant to the exercise of warrants held by Artal Luxembourg S.A. Raymond Debbane, one of our directors, is a director of Artal Group S.A. Artal Group S.A. is the parent entity of Artal International S.C.A., which is the parent entity of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of the shares and shares underlying warrants held by Artal Luxembourg S.A., except to the extent of his pecuniary interest therein. The address for Artal Luxembourg S.A. is 105 Grand-Rue, L-1661, Luxembourg.
(2)	Represents 2,606,232 shares of common stock held by Rothschild Trust Guernsey Limited as Trustee F/B/O the Ambergate Trust, or Rothschild, and 359,000 shares of common stock held by The Lynda De Logi trust. Includes 453,866 shares of common stock that may be acquired pursuant to the exercise of warrants held by Rothschild. Mr. De Logi is the settlor of the Ambergate Trust and one of the beneficiaries. Mr. De Logi disclaims beneficial ownership of the shares held by the Ambergate Trust. The address for Rothschild is PO Box 472, St. Peter’s House, Le Bordage, St. Peter Port GY1 6AX, Guernsey.
(3)	Includes 461,538 shares of common stock that may be acquired pursuant to the exercise of warrants held by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership, or WP IX. The general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company, or WP IX LLC. Warburg Pincus Partners LLC, a New York limited liability company, or WP Partners, is the sole member of WP IX LLC. Warburg Pincus & Co., a New York general partnership, or WP, is the managing member of WP Partners. WP IX is managed by Warburg Pincus LLC, a New York limited liability company, or WP LLC. David B. Krieger, one of our directors, is a Managing Director of WP LLC and a General Partner of WP. The shares and shares underlying warrants acquired by WP IX are reflected as indirectly owned by Mr. Krieger because of his affiliation with the Warburg Pincus entities. Mr. Krieger disclaims beneficial ownership of the shares and shares underlying warrants held by WP IX, except to the extent of his pecuniary interests therein. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address for WP IX, WP IX LLC, WP Partners, WP, WP LLC, the Warburg Pincus entities and Messrs. Kaye, Krieger and Landy is 450 Lexington Avenue, New York, NY 10017.
(4)	Represents 776,515 shares of common stock held by Oxford Bioscience Partners II, L.P., 103,229 shares of common stock held by Oxford Bioscience Partners (GS-Adjunct) II, L.P., 221,110 shares of common stock held by Oxford Bioscience Management Partners II, 162,406 shares of common stock held by Oxford Bioscience Partners (Adjunct) II, L.P. and 581,930 shares of common stock held by Oxford Bioscience Partners (Bermuda) II, Limited Partnership. OBP Management II L.P. is the general partner of Oxford Bioscience Partners II L.P., Oxford Bioscience Partners (Adjunct) II L.P. and Oxford Bioscience Partners (GS-Adjunct) II L.P. Edmund Olivier, Alan Walton, Cornelius Ryan and Jonathan Fleming are the general partners of OBP Management II L.P. OBP Management (Bermuda) II Limited Partnership is

the general partner of Oxford Bioscience Partners (Bermuda) II Limited Partnership. Edmund Olivier, Alan Walton, Cornelius Ryan and Jonathan Fleming are the general partners of Oxford Bioscience Partners (Bermuda) II Limited Partnership. Messrs. Olivier, Walton, Ryan and Fleming all disclaim beneficial ownership of the shares except to the extent of their pecuniary interests therein. The shares acquired by the Oxford Bioscience entities are reflected as indirectly owned by Mr. Olivier because of his affiliation with the Oxford Bioscience entities. The address for Oxford Bioscience Partners is 535 Boylston Street, Suite 402, Boston, MA 02116.
(5)	Represents 97,780 shares of common stock held by Adviesbeheer Gimv Life Sciences 2004 N.V. and 1,471,292 shares of common stock held by Gimv N.V. Includes 22,308 shares of common stock that may be acquired pursuant to the exercise of warrants held by Adviesbeheer Gimv Life Sciences 2004 N.V. and 126,410 shares of common stock that may be acquired pursuant to the exercise of warrants held by Gimv N.V. The address for Adviesbeheer Gimv Life Sciences 2004 N.V. and Gimv N.V. is Karel Oomsstraat 37, B-2018, Antwerpen, Belgium.
(6)	Represents 1,134,780 shares of common stock held by Oppenheimer International Growth Fund and 342,173 shares of common stock held by Oppenheimer MassMutual International Equity Fund. Includes 126,666 shares of common stock that may be acquired pursuant to the exercise of warrants held by Oppenheimer International Growth Fund. The address for Oppenheimer International Growth Fund is 2 World Financial Center, 225 Liberty Street, New York, NY 10281.
(7)	Wellington Management Company, LLP reported that it has shared voting power over 1,245,300 shares of common stock and shared dispositive power over 1,285,395 shares of common stock. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.
(8)	Includes 11,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013. Also includes 53,330 shares of common stock held by Lynda De Logi, Walter De Logi’s spouse.
(9)	Includes 41,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 1,146 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Brandys’ cessation of service with us prior to vesting.
(10)	Includes 11,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013.
(11)	Includes 120,832 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 6,445 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Flavell’s cessation of service with us prior to vesting.
(12)	Includes 188,026 shares of common stock held by The Robert B. Goldberg Revocable Living Trust and 37,916 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 1,146 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Goldberg’s cessation of service with us prior to vesting.
(13)	Includes 114,400 shares of restricted stock held by Dr. Hamilton, 33,333 shares of common stock held by the Richard Hamilton 2011-Ceres GRAT and 722,331 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 32,223 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Hamilton’s cessation of service with us prior to vesting.
(14)	Includes 56,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 1,146 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Kiley’s cessation of service with us prior to vesting. Also includes 14,743 shares of common stock held by The Kiley Revocable Trust and 5,128 shares of common stock issuable upon the exercise of warrants held by The Kiley Revocable Trust.
(15)	Includes 2,922,345 shares of common stock held by WP IX, including the 461,538 shares identified in footnote 3. Also includes 11,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013.
(16)	Includes 11,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013. Also includes 1,845,190 shares of common stock identified in footnote 4 and 25,896 shares of common stock held by the Edmund and Ellen Olivier Revocable Family Trust.
(17)	Consists of 11,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013.

(18)	Includes 88,201 shares of restricted stock held by Mr. Kuc and 156,664 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 9,225 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Kuc’s cessation of service with us prior to vesting.
(19)	Includes 18,267 shares of restricted stock held by Dr. Gwyn and 109,996 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 20, 2013, 9,225 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Gwyn’s cessation of service with us prior to vesting. On October 11, 2013, we and Dr. Gwyn mutually agreed to end his employment effective March 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and executive officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change-in-control and indemnification arrangements discussed above under “Proposal 1 — Election of Directors” and below under “Executive Officers,” the following is a description of each transaction since September 1, 2012, and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Indemnification Arrangements

We have entered into an indemnity agreement with each of our directors and officers. The indemnity agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Please see “Limitation of Liability and Indemnification of Officers and Directors”.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers, including option grants and agreements with executive officers.

Investors’ Rights Agreement

Stockholder Registration Rights

In June 2010, we entered into an Amended and Restated Investors’ Rights Agreement, or the Investors’ Rights Agreement, with our major stockholders pursuant to which we agreed to provide certain rights to those stockholders that are a party to the Investors’ Rights Agreement to register the shares of our common stock (i) issuable upon conversion of outstanding convertible preferred stock, (ii) issued as a dividend or other distribution related to the convertible preferred stock, (iii) currently held or later acquired, and (iv) issuable upon the exercise of warrants held by any stockholder that is party to the agreement. We will bear all expenses incurred in connection with any underwritten registration, including, without limitation, all registration, filing and qualification fees, printers and accounting fees and the reasonable fees of counsel for the selling holders, but excluding underwriting discounts and commissions.

The registration rights provided for under the Investors’ Rights Agreement terminate after the earlier of five years following the consummation of an initial public offering, or any such time as the holder would be able to dispose of all of its registrable securities in any three month period under SEC Rule 144.

Demand Registration Rights

Pursuant to the Investors’ Rights Agreement, if, at any time after six months after the effective date of the first registration statement for a public offering of our securities (other than a registration statement relating either to the sale of securities to our employees pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), upon the written request of the holders of at least 15% of the securities covered by the Investors’ Rights Agreement that we file a registration statement under the Securities Act covering the registration of at least 15% of the securities covered by the Investors’ Rights Agreement, then we are required to file a registration statement covering the resale of the common stock requested to be registered. We are not obligated to file a registration statement after we have effected five registration statements pursuant to the Investors’ Rights Agreement or during certain periods prior to and after a registration statement has been filed by the company or, for a period of 90 days in the event the Board of Directors, in its judgment, makes the determination that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and is therefore essential to defer the filing of such registration statement.

If an underwriter selected for an underwritten offering advises the holders demanding registration that marketing factors require a limitation on the number of shares to be underwritten, then, subject to certain limitations, the number of shares of registrable securities that may be included in the underwriting will be allocated among all holders of registrable securities in proportion to the amount of our registrable securities owned by each holder.

Piggyback Registration Rights

Pursuant to the Investors’ Rights Agreement, if, subject to certain exceptions, we propose to register any of our stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, we are required to promptly give such holders written notice of such registration. Upon the written request of each eligible holder, we will, subject to certain limitations, cause to be registered under the Securities Act all such securities that each such holder has requested to be registered.

Related Person Transaction Policy

As provided in our current Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions on an ongoing basis and must review any potential conflict of interest situation where appropriate.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics. The code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is posted on our website at www.ceres.net, in the “Investor Relations” section. We intend to disclose future amendments to our code of business conduct and ethics, or waivers of these provisions, on our website and also in our periodic filings with the SEC.

EXECUTIVE OFFICERS

The following table sets forth information regarding our non-director executive officers as of January 21, 2014.

Name	Age	Position
Paul Kuc	51	Chief Financial Officer
Wilfriede van Assche	58	Senior Vice President, General Counsel and Secretary
J. Jefferson Gwyn, Ph.D.(1)	55	Vice President of Breeding and Genomics
Roger Pennell, Ph.D.	54	Vice President of Trait Development

(1)	On October 11, 2013, we and Dr. Gwyn mutually agreed to end his employment effective March 31, 2014.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors and executive officers.

Paul Kuc, Chief Financial Officer

Mr. Kuc joined Ceres in 2008 as Chief Financial Officer, following a 12-year career with Monsanto Company, where he held various regional and global finance positions, including posts in Argentina, Brazil, Canada, Mexico and the United States, with his last position, beginning April 2007, as Lead Worldwide Manufacturing Finance at Seminis, Inc., which was purchased by Monsanto in 2005. At Monsanto, among other responsibilities, he developed and implemented international costing and financial systems for the seed and agricultural biotechnology company. Mr. Kuc began his career, from June 1994 to June 1996, at the pharmaceutical company Eli Lilly and Company. He holds a Master’s of Science degree in Economics from the University of Lodz, Poland and an M.B.A. from the Ivey Business School, University of Western Ontario, Canada.

Wilfriede van Assche, Senior Vice President & General Counsel and Secretary

Ms. van Assche joined Ceres in 2000. She has more than 20 years of legal experience in the plant biotechnology and seed industry. From 1996 until 2000, Ms. van Assche was the General Counsel of the plant biotechnology and seed divisions of Hoechst Schering AgrEvo GmbH and following the merger of Hoechst and Rhone Poulenc, of the same divisions of Aventis, a leading life sciences company that is now part of Bayer AG. Previously, she was the General Counsel of Plant Genetic Systems N.V. from 1988 until its acquisition by Hoechst Schering AgrEvo GmbH in 1996. She began her career with the law firm De Bandt van Hecke (now Linklaters) in Belgium from 1979 until 1982, and was counsel in the legal department of GTE Atea (now Siemens), a telecommunications company, from 1982 until 1988. Ms. van Assche holds a law degree from the University of Leuven and a postgraduate degree from the College of Europe. She is a member of the State Bar of California.

J. Jefferson Gwyn, Ph.D., Vice President of Breeding and Genomics

Dr. Gwyn joined Ceres in 2008 as Director of Breeding and was promoted in August 2009 to Vice President of Breeding and Genomics. He oversees crop improvement in switchgrass, sorghum and other energy crops. He also manages our field research center near College Station, Texas. Prior to joining Ceres, Dr. Gwyn was head of soybean trait development at Syngenta Seeds, Inc. from July 2007 to August 2008 and station manager from September 2005 to July 2007. Earlier in his career, Dr. Gwyn established and managed cotton breeding and trait programs stations in the United States and Brazil for Bayer Cotton Seed International as Director of Breeding from March 1998 to July 2005. He was also a project director and program manager in corn trait breeding for DeKalb Genetics from March 1996 to February 1998. Dr. Gwyn began his career as a cotton breeder and plant geneticist with Chembred, Inc. (American Cyanamid) from May 1989 to October 1995. He holds a Ph.D. in genetics from Texas A&M University and a Master’s Degree in genetics and plant breeding from Iowa State University. He completed his undergraduate studies at the University of Arkansas.

Roger Pennell, Ph.D., Vice President of Trait Development

Dr. Pennell joined Ceres in 1998 and held various research management positions, including Director, Trait Development from 2006 until 2009 when he assumed his current role as Vice President of Trait Development. Dr. Pennell has been an Adjunct Professor in the Department of Molecular, Cellular and Developmental Biology at the University of California, Los Angeles since 2001 and a frequent reviewer for the scientific press. Dr. Pennell holds a Ph.D. from University College London. He performed post-doctoral research at the John Innes Institute and Wageningen Agricultural University, and in 1990 was the recipient of a prestigious Royal Society University Research Fellowship, which he used at University College London and, from 1995, at the Salk Institute. During this time, Dr. Pennell studied cellular and molecular aspects of plant growth, development and disease resistance, and has published more than 40 scientific papers on these subjects.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for the years ended August 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard Hamilton President and Chief Executive Officer	2013	466,000	—	262,824	—	10,934	(3)	739,758
	2012	443,877	198,000	—	1,470,663	15,147		2,127,687
Paul Kuc Chief Financial Officer	2013	323,000	—	182,172	—	6,582	(4)	511,754
	2012	309,077	129,000	—	514,726	6,428		959,231
J. Jefferson Gwyn(5) Vice President of Breeding and Genomics	2013	278,154	—	154,536	—	9,720	(6)	442,410
	2012	271,892	76,500	—	220,600	10,615		579,614

(1)	The Board of Directors, upon recommendation of the Compensation Committee, determined not to grant bonuses to our executive officers for fiscal 2013. For fiscal 2012, bonuses for our named executive officers were determined on a discretionary basis by our Compensation Committee and our Board of Directors. In general, the amount of each named executive officer’s target bonus was not determined by applying any specific formula, but was determined based upon the following: (i) the achievement of company milestones; (ii) the achievement of individual milestones; and (iii) other factors deemed relevant by our Compensation Committee and our Board of Directors. Accordingly, we are disclosing bonus amounts for fiscal 2012 in the “Bonus” column.
(2)	The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value of stock options and restricted stock awards granted during fiscal 2012 and fiscal 2013, as applicable, computed in accordance with ASC Topic 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-based Compensation” section of this proxy statement. These amounts do not correspond to the actual value that may be recognized by the named executive officers.
(3)	This amount includes a company matching contribution to our 401(k) plan in the amount of $10,634 and company-paid life insurance premiums in the amount of $300.
(4)	This amount includes a company matching contribution to our 401(k) plan in the amount of $6,282 and company-paid life insurance premiums in the amount of $300.
(5)	On October 11, 2013, we and Dr. Gwyn mutually agreed to end his employment effective March 31, 2014.
(6)	This amount includes a company matching contribution to our 401(k) plan in the amount of $9,420 and company-paid life insurance premiums in the amount of $300.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table itemizes outstanding equity awards held by the named executive officers as of August 31, 2013.

	Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)*		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested**	Stock Award Grant Date	Market Value of Shares or Units of Stock ($) That Have Not Vested(3)
Richard Hamilton	12/19/2002	400,000	(4)	—		1.95	12/18/2012
	1/16/2006	68,333	(5)	—		3.90	1/15/2016
	12/21/2007	187,333	(6)	—		6.75	12/20/2017
	6/23/2011	66,666	(7)(8)	—		16.77	6/22/2021
	2/27/2012	—		133,333	(9)(10)	13.00	2/26/2022
								46,600	10/10/2012	55,454
Paul Kuc	9/3/2008	110,000	(11)	—		6.75	9/2/2018
	6/8/2010	33,333	(12)	—		6.75	6/7/2020
	6/23/2011	13,333	(7)(8)	—		16.77	6/22/2021
	2/27/2012	—		46,666	(9)(10)	13.00	2/26/2022
								32,300	10/10/2012	38,437
J. Jefferson Gwyn(13)	8/19/2008	24,999	(14)	—		6.75	8/18/2018
	9/15/2009	38,332	(15)	—		6.75	9/14/2019
	6/8/2010	33,332	(12)	—		6.75	6/7/2020
	6/23/2011	13,333	(7)(8)	—		16.77	6/22/2021
	2/27/2012	—		20,000	(9)(10)	13.00	2/26/2022
								27,400	10/10/2012	32,606

*	All stock options issued under our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, and our 2000 Stock Option/Stock Issuance Plan, or the 2000 Plan, may be exercised prior to vesting, subject to repurchase rights that expire over the vesting periods indicated in the footnotes below.
**	Unvested shares of restricted stock are generally forfeited if the named executive officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our named executive officers awards may be accelerated upon a change in control of our company, and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”.
(1)	Unless otherwise specified, options granted before 2011 vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date and the remainder of the shares vest ratably each month thereafter until the fourth anniversary of the vesting commencement date. Notwithstanding the foregoing, awards may be accelerated upon a change in control of our company, and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”. Unvested options granted under the 2010 Plan and the 2000 Plan are subject to early exercise, in which case, until they vest, the shares acquired pursuant to such exercise will be restricted and subject to repurchase by the Company at the exercise price upon the participant’s termination of employment.
(2)	The option exercise price for options granted prior to our initial public offering represents the fair market value of our common stock as of the date of grant, as determined by our Board of Directors. The option exercise price for all options granted on February 27, 2012 have an exercise price equal to the initial public offering price per share of our initial public offering. For a discussion of our methodology for determining the fair market value of our common stock, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” section of our Annual Report on Form 10-K for the year ended August 31, 2013 filed with the SEC.

(3)	The market value of stock awards reported is computed by multiplying the number of shares of Restricted Stock granted by $1.19, which was the closing market price of one share of our Common Stock on August 30, 2013. The restricted stock awards granted in fiscal 2013 vest in three equal annual installments beginning October 10, 2013.
(4)	The vesting commencement date of this grant is September 23, 2002. The options underlying this grant were originally scheduled to expire on December 18, 2012. On August 15, 2012, we held a Special Meeting of Stockholders, at which the stockholders of the Company approved an amendment to the 2000 Plan to extend the term of such options to thirteen years from their date of grant (subject to the consent of the affected optionholders). Mr. Hamilton consented to the extension of these options to purchase 400,000 shares of common stock on September 10, 2012.
(5)	The vesting commencement date of this grant is January 16, 2006.
(6)	The vesting commencement date of this grant is December 21, 2007.
(7)	All options granted on June 23, 2011, are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date.
(8)	The vesting commencement date of this grant is June 23, 2011.
(9)	All options granted on February 27, 2012, are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date.
(10)	The vesting commencement date of this grant is February 27, 2012.
(11)	The vesting commencement date of this grant is September 3, 2008.
(12)	The vesting commencement date of this grant is June 8, 2010.
(13)	On October 11, 2013, we and Dr. Gwyn mutually agreed to end his employment effective March 31, 2014.
(14)	The vesting commencement date of this grant is August 11, 2008.
(15)	The vesting commencement date of this grant is August 1, 2009.

Potential Payments upon Termination and upon Termination in Connection with a Change in Control

We entered into employment agreements with each of our named executive officers that became effective on September 1, 2011, and which are described in more detail under “Executive Employment Agreements” below. Under these employment agreements, our named executive officers are entitled to certain severance payments and benefits in the event of their termination of employment under certain circumstances, including (i) termination without cause, (ii) resignation for good reason, (iii) termination without cause or resignation for good reason in connection with a change in control of the Company or (iv) termination due to death or disability. In addition, under our 2010 Plan and our 2000 Plan, our named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of their involuntary termination of employment within 12 months after a change in control or other corporate transaction. Under our 2011 Plan, our named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of a qualifying termination of employment, as defined in the 2011 Plan, within six months prior to or 12 months after a change in control or other corporate transaction.

Executive Employment Agreements

We entered into executive employment agreements with each of our named executive officers effective as of September 1, 2011. The terms of each of these agreements are substantially similar, except with respect to each named executive officer’s initial base salary, which is described below.

Each of the executive employment agreements has an initial term of one year, starting on September 1, 2011, with an automatic renewal for additional one-year periods, unless either party gives 90 days’ notice of nonrenewal. The employment agreements provide for an initial annual base salary (to be reviewed by the Compensation Committee annually), a performance bonus and long-term incentive award opportunity as determined by the Compensation Committee, and participation in the Company’s savings, retirement and other welfare benefit plans that the Company may have in place from time to time.

Under the executive employment agreements, if the Company terminates the named executive officer’s employment or does not renew the term of the employment agreement for reasons other than for “cause” or if the named executive officer resigns his or her employment for “good reason”, then he will be entitled to (i) a lump sum severance payment equal to one years’ base salary; (ii) to the extent the termination occurs on or after the midpoint of the Company’s fiscal year, a pro-rated annual bonus and (iii) any other compensation and benefits accrued on or prior to the termination date. The named executive officer (or his or her estate, if applicable) will also receive the foregoing amounts if his or her employment is terminated due to death or disability.

If the named executive officer’s employment is terminated or not renewed by the Company for reasons other than for “cause” or if he resigns from his or her employment for “good reason”, in each case within six months prior to, or within twelve months after, a “change in control”, then he is entitled to a lump sum severance payment equal to two times his or her base salary and any other accrued compensation and benefits. If the named executive officer’s employment is terminated or the term of the employment agreement is not renewed for “cause” or if the named executive officer resigns from his or her employment or does not renew the term for any reason other than “good reason”, then he will be entitled only to compensation and benefits that have accrued on or prior to the termination date.

The named executive officers are obligated to comply with a confidentiality, proprietary information and inventions assignment agreement previously entered into with the Company and non-disparagement covenants under the executive employment agreements. In addition, payments under the agreements will be subject to any clawback or recoupment policies as required under applicable law.

Under the executive employment agreements, the following definitions apply:

•	“Cause” is defined as (i) a material breach of the employment agreement or any other written agreement with the Company to the extent the breach is not cured within 30 days; (ii) the named executive officer’s conviction or plea of nolo contendere to a felony or another crime involving dishonesty or moral turpitude or which could reflect negatively on or otherwise impair or impede the Company’s operations; (iii) the named executive officer’s engaging in misconduct, negligence, dishonesty, violence or threat of violence that is injurious to the Company; (iv) a material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company that could result in an adverse effect on the Company or could reflect negatively on or impair the operations of the Company or (v) any other willful misconduct that is materially injurious to the financial condition or business reputation of the Company.
•	“Good reason” is defined as any of the following: (i) an adverse change in the named executive officer’s position with the Company that materially reduces his or her level of authority, duties or responsibility; (ii) a reduction of base salary by more than five percent (except a reduction of 15% or less if the reduction is similarly applied to all executives); (iii) a relocation of place of employment by more than 50 miles without the executive’s consent or (iv) a substantial change in the nature or orientation of the Company’s core business such that the Company is no longer substantially engaged in the agricultural biotechnology business.
•	A “change in control” means the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of greater than 50% of the Company’s total voting power; (ii) the sale of substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company, after which the voting securities of the Company outstanding immediately prior to the event no longer represent 50% or more of the voting power represented by the voting securities of the Company or surviving entity immediately after the event.

The initial base salaries set forth in each of our named executive officers’ employment agreements were such named executive officers’ rate of annual base salary on September 1, 2011. Upon the effective date of our initial public offering, we provided a salary increase for our named executive officers, as follows:

Name	Post-Offering Salary ($)
Richard Hamilton	466,000
Paul Kuc	323,000
J. Jefferson Gwyn	280,000

Equity Compensation Plans

The following table provides information as of August 31, 2013 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,791,556	(1)	$7.49	1,916,292	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	2,791,556	(1)	$7.49	1,916,292	(2)

(1)	Consists of shares underlying stock options granted under our Amended and Restated 2011 Equity Incentive Plan, or the 2011 Plan, our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, and our 2000 Stock Option/Stock Issuance Plan, or the 2000 Plan.
(2)	Consists of shares issuable under the 2011 Plan and the 2010 Plan. No additional shares are available for future issuance under the 2000 Plan other than in respect of shares underlying outstanding stock options. The shares issuable under the 2011 Plan may be increased by the number of shares that would have been issuable under any stock option granted under the 2010 Plan or the 2000 Plan that were forfeited or that expired without being exercised. No future grants will be made under the 2010 Plan.

OTHER MATTERS

Stockholder Proposals and Nominations for the 2015 Annual Meeting

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2015 annual meeting of stockholders, your proposal must be received by us no later than September 12, 2014, and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Amended and Restated Bylaws.  Under our amended and restated bylaws, in order to nominate a director or bring any other business before the stockholders at the 2015 annual meeting of stockholders that will be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than November 7, 2014 and no later than December 7, 2014. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our amended and restated bylaws and the nomination or proposal must contain the specific information required by our amended and restated bylaws. You may write to our Secretary at our principal executive offices at 1535 Rancho Conejo Boulevard, Thousand Oaks, CA 91320 to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our amended and restated bylaws.

Available Information

We file or furnish periodic reports, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at (800) SEC-0330 or by sending an electronic message to the SEC at publicinfo@sec.gov. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our reports, proxy statements and other information are also made available, free of charge, on our investor relations website at http://investor.ceres.net as soon as reasonably practicable after we electronically file such information with the SEC. References to our corporate website address in this proxy statement are intended to be inactive textual references only, and none of the information contained on our website is part of this report or incorporated in this report by reference.

Our Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the Meeting, and your cooperation is appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxy cards.

* * *

BY ORDER OF THE BOARD OF DIRECTORS

Richard Hamilton
President and CEO
February [11], 2014

Thousand Oaks,
CA February [11], 2014

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

1

CERES, INC.

Proxy for the Annual Meeting of Stockholders to be held on March 7, 2014
This Proxy is solicited on behalf of the Board of Directors of Ceres, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) Paul Kuc and Wilfriede van Assche, or any of them, each with full power of substitution, as proxy to represent and vote, as designated herein, all shares of stock of Ceres, Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the W Hotel, 6250 Hollywood Boulevard, Los Angeles, CA 90028 on March 7, 2014, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof (the "Meeting").

(Continued and to be signed on the reverse side.)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

March 7, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17486

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000001000 3 030714

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard Flavell
○ Richard Hamilton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve an amendment to Ceres, Inc.'s Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000.	☐	☐	☐
3. Proposal to ratify the appointment of KPMG LLP as Ceres, Inc.'s independent auditor for the fiscal year ending August 31, 2014.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THEIR OR HIS OR HER DISCRETION UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING OR SHALL DELIVER A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR SHALL VOTE IN PERSON AT THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CERES, INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

March 7, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17486

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230300000000001000 3 030714

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard Flavell
○ Richard Hamilton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve an amendment to Ceres, Inc.'s Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized common stock from 490,000,000 to 240,000,000.	☐	☐	☐
3. Proposal to ratify the appointment of KPMG LLP as Ceres, Inc.'s independent auditor for the fiscal year ending August 31, 2014.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THEIR OR HIS OR HER DISCRETION UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING OR SHALL DELIVER A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR SHALL VOTE IN PERSON AT THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CERES, INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.